UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2022

LifeStance Health Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40478	86-1832801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. Scottsdale Road Suite 6000
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 602 767-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2022, the Board of Directors of LifeStance Health Group, Inc. (“LifeStance” or the “Company”) appointed David Bourdon as the Company’s new Chief Financial Officer and Treasurer effective as of November 10, 2022 (the “Effective Date”). Mr. Bourdon will succeed J. Michael Bruff, who has served as the Company’s Chief Financial Officer and Treasurer since 2021 and who will cease to serve in these roles effective upon Mr. Bourdon’s appointment on the Effective Date. Mr. Bruff will continue to be employed by the Company as the leader of its Business Transformation office.

Prior to joining LifeStance, Mr. Bourdon served as the Chief Financial Officer of Magellan Health, Inc., from September 2020 until November 2022. Mr. Bourdon previously served in multiple roles at Cigna Corporation since 1999, including as Senior Vice President, Chief Financial Officer – Integrated Medical, International Markets and Group Life & Disability of Cigna from December 2018 through September 2020, Chief Financial Officer, Cigna U.S. Commercial Employer Healthcare and Group Life & Disability from June 2017 through December 2018 and as Chief Financial Officer, Cigna International Markets from August 2013 through May 2017. Mr. Bourdon holds a Bachelor of Science from the United States Coast Guard Academy and an MBA from the University of Maryland, Robert H. Smith School of Business.

In connection with his appointment as Chief Financial Officer and Treasurer of the Company, the Company and Mr. Bourdon entered into an employment agreement (the “Employment Agreement”) that provides for an entitlement to an annual base salary of $500,000 and, beginning for calendar year 2023, an annual bonus opportunity with a target equal to 75% of his base salary and with the actual amount of such bonus based upon achievement of performance objectives determined by our Board of Directors or the compensation committee thereof. In connection with his commencement of employment, the Company will issue Mr. Bourdon a one-time signing bonus in the amount of $1,000,000, payable in shares of the Company’s common stock based on the closing price of the common stock of the Company on the Effective Date and which is subject to repayment by Mr. Bourdon if his employment terminates for any reason prior to the fourth anniversary of the Effective Date other than as a result of a termination of employment by the Company without cause or a resignation by Mr. Bourdon for good reason. Mr. Bourdon will be entitled to participate in the employee benefit plans maintained by the Company and to reimbursement for business expenses in accordance with the Company’s reimbursement policies.

Under the terms of the Employment Agreement, if Mr. Bourdon’s employment is terminated by the Company without cause or if Mr. Bourdon resigns for good reason, subject to his execution of a release of claims in favor of the Company, he will be entitled to receive the following severance payments and benefits: (i) continued payment of his base salary for a period of 12 months following termination, (ii) payment of his full COBRA premiums for 12 months following his termination, subject to his eligibility for, and timely election of, COBRA coverage, and (iii) if Mr. Bourdon elects to continue his participation in our insurance plans, other than the health and dental insurance plans, payment of his full premium cost for 12 months following his termination, subject to his eligibility for such continued participation. Mr. Bourdon will also be eligible to receive severance payments and benefits under the Company’s Severance and Change in Control Policy (the “Change in Control Policy”) upon a termination of his employment in certain circumstances within the Change in Control Period (as defined in the Change in Control Policy and without duplication with respect to any severance benefits he is entitled to under the Employment Agreement), which payments and benefits shall be no less favorable than those in effect under the Change in Control Policy on the Effective Date.

The Employment Agreement also contains certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers, customers, and suppliers during Mr. Bourdon’s employment and for 18 months after termination of employment.

In connection with his appointment, on the Effective Date, Mr. Bourdon will be granted an option to purchase 1,250,000 shares of our common stock, with one-third (1/3) of the underlying shares subject to time-based vesting over four years and two-thirds (2/3) of the underlying shares subject to time- and performance-based vesting based on our average trading stock price on specified measurement dates, in each case, generally subject to Mr. Bourdon’s continued employment with us through the applicable vesting date. Upon a change in control, the performance-based options will vest based on actual performance through such change in control. If Mr. Bourdon’s employment is terminated by us without cause or by him for good reason, in either case, within six months prior to or within 12 months following a change in control, the time-based options will vest in full upon the later of the change in control or such termination of employment. If Mr. Bourdon’s employment is terminated by us without cause or by him for good reason, in either case, within six months prior to a change in control, the performance-based options will remain outstanding and eligible to vest in connection with such change in control. The option was granted under, and subject to the terms and conditions of, the Company’s 2021 Equity Incentive Plan.

In connection with Mr. Bruff’s transition from employment as the Company’s Chief Financial Officer and Treasurer to the leader of the Business Transformation office, Mr. Bruff, the Company and certain affiliates of the Company have entered into a Transition Agreement (the “Transition Agreement”), an Amendment to Time-Based Restricted Stock Unit Award Agreement (Time-Based Award) (the “2022 RSU Amendment”), and an Amendment to Partnership Interest Award Agreement (the “RSA Amendment”) (the Transition Agreement, the 2022 RSU Amendment, and the RSA Amendment, together referred to as the “Transition Documents”). Pursuant to the Transition Documents, the time vesting portion of Mr. Bruff’s restricted stock award ordinarily scheduled to vest through March 8, 2023 and the time-vesting restricted stock units ordinarily scheduled to vest through April 1, 2023 (in each case, without regard to any accelerated vesting) will vest in full on the Effective Date, Mr. Bruff will not be required to repay $1.5 million of the sign-on bonus he received pursuant to his employment agreement and will surrender to the Company shares of common stock with a value of approximately $1.0 million in satisfaction of the remaining repayment obligation related to such sign-on bonus, and Mr. Bruff will not be required to repay the relocation payment pursuant to his employment agreement. Further, pursuant to the Transition Documents, if there is a change in control (as defined in the Change in Control Policy) within six months following the date on which Mr. Bruff ceases to be an employee of the Company, so long as Mr. Bruff has not breached any restrictive covenants, Mr. Bruff will be entitled to receive payments and benefits pursuant to the Change in Control Policy, reduced by any amounts paid or payable under the Transition Documents. The payments and benefits to Mr. Bruff under the Transition Documents are contingent on Mr. Bruff agreeing to a release of claims in favor of the Company and its affiliates.

The foregoing descriptions of the Employment Agreement and option award for Mr. Bourdon and the Transition Documents do not purport to be complete and are qualified in their entirety by the full text of the agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. Bourdon’s appointment and Mr. Bruff’s transition is attached hereto as Exhibit 99.1. The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference into the Company’s filings with the Securities and Exchange Commission under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated November 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LifeStance Health Group, Inc.

Date: November 3, 2022	By:	/s/ Ryan Pardo
Ryan Pardo Chief Legal Officer and Secretary